UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 2, 2012

ROYAL CARIBBEAN CRUISES LTD.
(Exact Name of Registrant as Specified in Charter)

Republic of Liberia
(State or Other Jurisdiction of Incorporation)

1-11884	98-0081645
(Commission File Number)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida	33132
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 305-539-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 3, 2012, we announced that our Board of Directors has nominated Ann S. Moore to stand for election as a new Class I director at our 2012 Annual Shareholders Meeting.  The Board has also nominated the three current Class I directors for re-election and, accordingly, if elected, Ms. Moore would expand the Board from 11 to 12.  On April 2, 2012, we amended our Bylaws to provide for a range of between 10 to 12 directors, with the exact number of directors to be determined from time to time by resolution of the Board.  We also removed obsolete references in the Bylaws to share transfer restrictions that previously existed under a shareholders agreement that was terminated in August 2011.

Item 8.01    Other Events

We have issued a press release regarding Ms. Moore’s nomination.  A copy of this press release is furnished as Exhibit 99.1 to this report.

Item 9.01    Financial Statements and Exhibits.

(d)       Exhibits

     Exhibit 3.1      Amended and Restated Bylaws

     Exhibit 99.1    Press release dated April 3, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date:	April 5, 2012	By:	/s/ Bradley H. Stein
		Name:	Bradley H. Stein Senior Vice President, General Counsel
Title: